UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          February 5, 2026

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code:    (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HNNA	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HNNAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Hennessy Advisors, Inc. was held on February 5, 2026. At the Annual Meeting, the following directors were elected by the votes indicated for terms expiring at the annual meeting of shareholders to be held in 2027:

	For	Withheld	Broker Non‑votes
Neil J. Hennessy	4,245,079	126,584	1,683,841
Teresa M. Nilsen	4,260,507	111,156	1,683,841
Henry Hansel	4,200,354	171,309	1,683,841
Brian A. Hennessy	4,277,887	143,776	1,683,841
Lydia Knight-O’Riordan	4,220,419	151,244	1,683,841
Kiera Newton	4,244,581	147,082	1,683,841
Susan W. Pomilia	4,237,655	134,008	1,683,841
Thomas L. Seavey	4,223,919	147,744	1,683,841

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstained	Broker Non‑votes
Approval of the non-binding advisory vote on compensation of named executive officers	4,122,373	214,703	34,590	1,683,841

	Three Years	Two Years	One Year	Abstained	Broker Non‑votes
Recommended frequency for the non-binding advisory vote on compensation of named executive officers	2,847,910	55,974	1,393,229	74,553	1,683,841

	For	Against	Abstained	Broker Non‑votes
Ratification of the selection of CBIZ CPAs P.C. as the independent registered public accounting firm for Hennessy Advisors, Inc. for fiscal year 2026	5,916,547	75,761	63,199	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

February 9, 2026	By:	/s/ Teresa M. Nilsen
Teresa M. Nilsen
President

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